First Midwest Bancorp, Inc.

Northern States Financial Corporation

Acquisition of Northern States Financial Corporation by First Midwest Bancorp, Inc.

Overview of Northern States

Branch Networks


First Midwest
(Northern Region)
Northern States
Fossland
Eddy
Zion
Beach Park
Lake Villa
Lake Hills
Lindenhurst
Venetian Village
Grandwood Park
Third Lake
Gurnee
Gages Lake
Grayslake
North Chicago
Great Lakes Naval Training Center
Green Oaks
Fremont Center
Libertyville
Lake Bluff
Vernon Hills
Fort Sheridan
Waukegan
North Chicago
Crystal Lake
Elgin
Chicago
Cicero

Long Tenured Banking Franchise

- Established commercial and retail banking operations
  - Nearly 100 year history
  - 8 branches in Lake County, Illinois
- Stable, low cost core deposit base
- Relationship and community focused organization
- Financial snapshot ($s rounded):
  - $500mm in total assets
  - $400mm in deposits
  - $320mm in loans

Diverse Portfolio

Deposits


Money Market, 13%
Time, 18%
Demand, 31%
NOW, 15%
Savings, 23%

Cost of Deposits: 0.13%

Loans


C&I & Agriculture, 8%
Consumer, 18%
Owner Occupied CRE, 10%
Investor CRE, 64%

Yield on Loans: 4.51%

Note: Branch map excludes First Midwest locations outside of northeastern Illinois; Deposit market share data as of June 30, 2017
Source: S&P Global Market Intelligence

Transaction Highlights

Compelling Rationale	• Expands Chicagoland presence in attractive Lake County marketplace - Well established in-market franchise - Complementary customer mix and relationship focus on clients and communities - Opportunity to cross sell broader products and services • Attractive deposit franchise with 13bps total cost of deposits and 90% core deposits[(1)] • Low risk integration
Financially Attractive	• Full year earnings per share accretion estimated at approximately 2% ($0.05) in 2020 • Tangible book value earn back of less than 2.5 years using either "crossover" method or "simple" method[(2)] • Internal rate of return in excess of 20%
Purchase Price	• 0.0369 shares of First Midwest common stock for each share of Northern States common stock[(3)]
Valuation Multiples[(4)]	• 1.7x tangible book value per share • Core deposit premium of 10.7%[(1)] • 10.8x LTM earnings including fully phased-in after-tax cost savings
Conservative Transaction Assumptions	• ~50% reduction in Northern States' total noninterest expense base (phased-in 75% in 2019 and 100% in 2020) • Credit mark exceeds loan loss reserve as of March 31, 2018
Closing	• Targeting Q4 2018 close, subject to regulatory approvals, stockholder approval and customary closing conditions

[(1)] Core deposits include all deposits less time deposits > $100K.
[(2)] "Crossover" earn back period defined as the number of years for pro forma tangible book value per share to exceed projected standalone tangible book value per share. "Simple" earn back period defined as dilution to tangible book value per share at close divided by EPS accretion in 2020. Calculations include expected transaction expenses.
[(3)] Subject to certain adjustments in the definitive agreement.
[(4)] Based on First Midwest's June 5, 2018 closing stock price of $26.73.

Forward-Looking Statements

This presentation may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those relating to First Midwest's proposed acquisition of Northern States, including the projected costs and benefits associated therewith and the timing thereof. Forward-looking statements are not historical facts or guarantees of future performance or outcomes, but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this presentation, and First Midwest undertakes no obligation to update any forward-looking statements to reflect new information or events or conditions after the date hereof.

Forward-looking statements are subject to certain risks, uncertainties and assumptions. For a discussion of these risks, uncertainties and assumptions, please see the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in First Midwest's annual report on Form 10-K for the year ended December 31, 2017, as well as subsequent filings made with the Securities and Exchange Commission (the "SEC"). However, these risks and uncertainties are not exhaustive. Other sections of such reports describe additional factors that could adversely impact First Midwest's business, financial performance and pending or consummated acquisition transactions, including the proposed acquisition of Northern States.

Projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Additional Information

The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger of First Midwest and Northern States, First Midwest will file a registration statement on Form S-4 with the SEC. The registration statement will include a proxy statement of Northern States, which also will constitute a prospectus of First Midwest, that will be sent to Northern States' stockholders. Investors and stockholders are advised to read the registration statement and proxy statement/prospectus when it becomes available because it will contain important information about First Midwest, Northern States and the proposed transaction. When filed, this document and other documents relating to the transaction filed by First Midwest can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing First Midwest's website at www.firstmidwest.com under the tab "Investor Relations" and then under "SEC Filings." Alternatively, these documents can be obtained free of charge from First Midwest upon written request to First Midwest Bancorp, Inc., Attn: Corporate Secretary, 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631 or by calling (708) 831-7483, or from Northern States upon written request to Northern States Financial Corporation, Attn: Scott Yelvington, President and Chief Executive Officer, 1601 North Lewis Avenue, Waukegan, Illinois 60085 or by calling (847) 775-8200.

Participants in this Transaction

First Midwest, Northern States and certain of their respective directors and executive officers may be deemed under the rules of the SEC to be participants in the solicitation of proxies from Northern States' stockholders in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about First Midwest and its directors and certain of its officers may be found in First Midwest's definitive proxy statement relating to its 2018 Annual Meeting of Stockholders filed with the SEC on April 11, 2018 and First Midwest's annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 28, 2018. The definitive proxy statement and annual report can be obtained free of charge from the SEC's website at www.sec.gov.